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                                                                     EXHIBIT 4.1

                       [THE ROYAL BANK OF SCOTLAND LOGO]

                             SUPPLEMENTAL AGREEMENT

                                     BETWEEN

THE ROYAL BANK OF SCOTLAND PLC ACTING AS AGENT FOR NATIONAL WESTMINSTER BANK PLC

                                       AND

                              SYTNER GROUP LIMITED

Our Ref:

        The Royal Bank of Scotland plc is registered in Scotland No 90312
           Registered Office: 36 St. Andrew Square, Edinburgh EH2 2YB
   Agency agreements exist between members of The Royal Bank of Scotland Group

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THIS SUPPLEMENTAL AGREEMENT is made the 30th day of March          2004 between:

(1) The Royal Bank of Scotland plc acting as agent for National Westminster Bank Plc (the "Lender"); and

(2)   Sytner Group Limited (the "Company").

WHEREAS:

A. An agreement was entered into between the Lender and the Company dated 28th February 2003 (the "Agreement") setting out the terms and conditions upon and subject to which the Lender agreed to make available to the Company a revolving credit facility of L45,000,000 (the "Facility");
      and

B.    It has been agreed between the Company and the Lender that:-

      (1) the level/ratios for the covenants detailed in Clauses 19.7 and 19.8 of the Agreement shall be amended as detailed below.

NOW THEREFORE IT IS AGREED:

1. All words and expressions defined in the Agreement unless the context otherwise requires, shall have the same meanings in this Supplemental Agreement.

2. To reflect the changes referred to in Clause B above the terms of the Agreement are hereby amended as follows:

      (a) Clauses 19.7 and 19.8 of the Agreement shall be deleted and replaced with the following:

      19.7  CAPITAL EXPENDITURE

      The Company must ensure that for each Measurement Period ending during the period set out in Column 1 below Net Capital Expenditure for that Measurement Period does not exceed the figure set out in Column 2 below opposite such period (excluding Capital Expenditure funded by UAG International Holdings Inc mentioned below):

              COLUMN 1                           COLUMN 2
-------------------------------------       -----------------
31 March 2003 until 29 September 2003          L15,000,000

30 September 2003 until 30 March 2004          L25,000,000

31 March 2004 until 29 June 2004               L30,000,000

30 June 2004 to 30 December 2004               L50,000,000

31 December 2004 to 30 March 2005              L60,000,000

31 March 2005 to 29 June 2005                  L50,000,000

Thereafter                                     L30,000,000

      For each Measurement Period until that ending on 30 March 2004 the Company may incur additional Capital Expenditure of L10,000,000 provided that and to the extent that either:-

      (a) UAG International Holdings Inc has granted loans to the Parent in excess of L37,000,000; or

      (b) UAG International Holdings Inc grants to the Company a loan or loans.

           Registered in Scotland No. 90312 Registered Office: 36 St.
                        Andrew Square, Edinburgh EH2 2YB

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      19.8  CONSOLIDATED NET BORROWINGS TO CONSOLIDATED EBITDA LESS STOCKING
            INTEREST

      The Company must ensure that the ratio of Consolidated Net Borrowings to Consolidated EBITDA less Stocking Interest does not, for each Measurement Period ending on the date set out in Column 1 below exceed the ratio set out in Column 2 below opposite such period:

    COLUMN 1                       COLUMN 2
    --------                       --------
  31 March 2003                     2.0:1

  30 June 2003                      2.0:1

30 September 2003                  2.25:1

31 December 2003                    2.0:1

  31 March 2004                     2.0:1

  30 June 2004                      2:0:1

30 September 2004                  2.25:1

31 December 2004                    2.0:1

  31 March 2005                     2.0:1

  30 June 2005                      1.6:1

30 September 2005                   1.6:1

   Thereafter                       1.5:1

3. All other terms and conditions of the Agreement remain unaltered and shall continue in full force and effect.

4. This Supplemental Agreement and the Agreement shall, as from the date of this Supplemental Agreement be read and construed together as constituting the agreement between the Lender and the Company.

5. This Supplemental Agreement shall be governed by and construed in accordance with the laws of England.

IN WITNESS whereof this Agreement is executed by the duly authorized representatives of the Lender and the Company.

For and on behalf of the Lender

/s/ Jason A. Necker
-------------------
Signature

For and on behalf of the Company

/s/ Mark Morris
---------------
Signature

Date: 30th March, 2004

        The Royal Bank of Scotland plc is registered in Scotland No 90312
           Registered Office: 36 St. Andrew Square, Edinburgh EH2 2YB
   Agency agreements exist between members of The Royal Bank of Scotland Group